UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 21,  2012

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT		06001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events

On March 21, 2012, Fallon Community Health Plan (“FCHP”) and Magellan Health Services, Inc. (“Magellan”) entered into a Joint Venture Development Agreement and are forming a Joint Venture to apply to participate in a new demonstration program that will provide integrated health care to individuals aged 21 to 64 years who are dually-eligible for Medicare and Medicaid in Massachusetts (the “Demonstration”).

To most appropriately respond to this opportunity, FCHP and Magellan will develop an integrated care organization (“ICO”) to be called “Fallon Total Care”. The ICO will bring together Magellan’s clinical expertise in behavioral health services and FCHP’s capabilities and experience in managing the physical health care needs of dual-eligible individuals.  There is no assurance that Massachusetts will proceed with the Demonstration or that Fallon Total Care will ultimately be selected as a participating ICO for the Demonstration. The joint venture will be structured with FCHP owning 51 percent and Magellan owning 49 percent.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated March 22, 2012.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired: Not applicable.

(b)  Pro forma financial information: Not applicable.

(d)  Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated March 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: March 22, 2012	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer